UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 5, 2018

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Air Lease Corporation (the “Company”) is providing estimated impacts related to the Tax Cuts and Jobs Act (the “Act”) signed into law on December 22, 2017. The Company expects the overall net impact of the Act to be favorable to it with significant upfront and ongoing benefits to shareholders due to the reduction in the federal corporate tax rate as described below. The Company is proud to be a U.S.-based company and continues to believe that its corporate structure provides significant value to its shareholders.

•	Effective January 1, 2018, the U.S. corporate tax rate will be reduced permanently from 35% to 21%. As such, the Company will revalue its deferred tax liability in its December 31, 2017 financial statements to reflect this change in statutory rate.

•	The Company expects the revaluation to result in a 40% reduction in its deferred tax liability, and such revaluation will be recorded as a discrete item in the Company’s fourth quarter 2017 tax provision.

•	To provide further context, had the Act been signed into law in the third quarter, the Company estimates that it would have recorded an increase to shareholders’ equity of $329 million or $2.95 per share. This estimation is based on balances as of September 30, 2017 and the actual amount at the end of the fourth quarter of 2017 may differ, as it is dependent on, among other things, the final net deferred tax liability balance as of December 31, 2017.

•	The Company reiterates its intention to target a debt-to-equity ratio of 2.5-to-1.0x and will remain asset focused and opportunistic as it relates to potential aircraft acquisitions and dispositions.

•	Looking forward, the Company expects to benefit from a lower U.S. corporate tax rate, which will serve to increase net income and further accelerate the Company’s earnings growth.

The impact of the Act on the Company may differ from estimates above due to, among other things, changes in assumptions the Company has made in its interpretation of the Act, guidance related to application of the Act that may be issued in the future, and actions that the Company may take as a result of the Company’s expected impact of the Act.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are hereby identified as “forward-looking statements,” including statements about the Company’s expectations of the impact of the Act to the Company, including the Company’s estimated reduction in its deferred tax liability, and the Company’s intention to target a debt-to-equity ratio of 2.5-to-1.0x. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•	the Company’s inability to make acquisitions of, or lease, aircraft on favorable terms;

•	the Company’s inability to sell aircraft on favorable terms;

•	the Company’s inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•	the Company’s inability to effectively oversee our managed fleet;

•	the Company’s inability to obtain refinancing prior to the time our debt matures;

•	impaired financial condition and liquidity of the Company’s lessees;

•	deterioration of economic conditions in the commercial aviation industry generally;

•	increased maintenance, operating or other expenses or changes in the timing thereof;

•	changes in the regulatory environment;

•	potential natural disasters and terrorist attacks and the amount of the Company’s insurance coverage, if any, relating thereto; and

•	the factors discussed under “Part I – Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR LEASE CORPORATION
Date: January 5, 2018

	By:	/s/ Gregory B. Willis
	Name:	Gregory B. Willis
	Title:	Executive Vice President and Chief Financial Officer